ALADDIN SYSTEMS HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

NAME STATE OF INCORPORATION

Aladdin Systems, Inc. ..................................................Delaware

Transaction Services, Inc. ...........................................California